UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2012

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon		97204
(Address of principal executive offices)		(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On November 13, 2012, the Board of Directors of StanCorp Financial Group, Inc. (“StanCorp”) declared an annual cash dividend on its common shares of $0.93 per share, payable December 7, 2012 to shareholders of record on November 23, 2012. The Board also approved a new share repurchase authorization of up to 3 million shares of StanCorp common stock. The new share authorization will replace the existing share repurchase authorization and will expire on December 31, 2014. StanCorp issued a press release announcing the dividend and new share repurchase authorization on November 14, 2012.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	StanCorp Financial Group, Inc. press release dated November 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: November 14, 2012

/s/ Floyd F. Chadee
Floyd F. Chadee
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

* 99.1	StanCorp Financial Group, Inc. press release dated November 14, 2012

*	Filed herewith